Exhibit 10.2
FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT
AND JOINT ESCROW INSTRUCTIONS
     This First Amendment to Purchase and Sale Agreement and Joint Escrow Instructions (“First Amendment”), dated as of June 8, 2011, is made between OLATHE HOUSING ASSOCIATES LIMITED PARTNERSHIP, a Kansas limited partnership (“Seller”), and STEADFAST ASSET HOLDINGS, INC., a California corporation (“Buyer”), with reference to the following facts:
     A. Seller and Buyer entered into that certain Purchase and Sale Agreement and Joint Escrow Instructions dated May 3, 2011 (the “Agreement”), for the purchase and sale of that certain real property located in Olathe, Kansas, consisting of two hundred twenty (220) apartment units situated thereon, together with all structures, improvements, machinery, fixtures and equipment affixed or attached thereto, and other tangible and intangible real and personal property rights related thereto, all as more particularly described in the Agreement (collectively, the “Property”).
     B. Buyer and Seller now desire to extend the Due Diligence Period and to further amend the Agreement as set forth below. Except as otherwise expressly defined in this First Amendment, all initially capitalized terms used in this First Amendment have the same meanings as in the Agreement.
     THEREFORE, for valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree to amend the Agreement as follows:
     1. Due Diligence Period. Notwithstanding anything to the contrary contained in the Agreement, the Due Diligence Period, as such term is defined in Section 7.4 of the Agreement is hereby extended until 5:00 p.m. California time on June 15, 2011 (“Extended Due Diligence Period”). Accordingly, all references to the “Due Diligence Period” throughout the Agreement shall refer to the “Extended Due Diligence Period”.
     2. Counterparts; Copies. This First Amendment may be executed and delivered in any number of counterparts, each of which so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrument. Electronic, photocopy and facsimile copies of signatures may be used in place and stead of original signatures with the same force and effect as originals.
     3. Conflicts. If any conflict between this First Amendment and the Agreement should arise, the terms of this First Amendment shall control.
     4. Continuing Effect. There are no other amendments or modifications to the Agreement other than this First Amendment. Except as expressly amended by this First Amendment, the Agreement shall remain in full force and effect and is hereby ratified and reaffirmed.

     5. Authority. The individual(s) executing this First Amendment on behalf of each party hereto hereby represent and warrant that he/she has the capacity, with full power and authority, to bind such party to the terms and provisions of this First Amendment.
     6. Attorneys’ Fees. In any action to enforce or interpret the provisions of this First Amendment, the prevailing party shall be entitled to an award of its attorneys’ fees and costs.
     NOW THEREFORE, the parties have executed this First Amendment as of the date first written above.

SELLER:	BUYER:

OLATHE HOUSING ASSOCIATES LIMITED PARTNERSHIP, a Kansas limited partnership	STEADFAST ASSET HOLDINGS, INC., a California corporation

By:	MRV, Inc.,		By:	/s/ Ana Marie del Rio

	its General Partner			Name: Ana Marie del Rio
Its: Secretary
	By:	/s/ Jeffrey L. Ungerer

Name: Jeffrey L. Ungerer
Its: VP / CFP / General Counsel

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